UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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RS GROUP OF COMPANIES, INC.

(Exact name of registrant as specified in its charter)

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FLORIDA	59-1082128
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

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200 Yorkland Boulevard, Suite 200

Toronto, Ontario, Canada M2J 5C1

(416) 391-4223

(Address of principal executive offices)

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Employment/Consulting Agreements

(Full title of the plan)

———————

Sandro Sordi, Esq.

RS Group of Companies, Inc.

200 Yorkland Boulevard, Suite 200

Toronto, Ontario, Canada M2J 5C1

(416) 391-4223

(Telephone number, including area code, of agent for service)

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Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value per share	500,000 shares (2)	$.17	$65,000	$103.58 (3)

(1)

The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in capitalization of the Registrant.

(2)

Represents shares issuable upon the exercise of common stock purchase warrants issued under certain consulting or employment agreements to the following persons in the amounts noted: Ardent Advisors, Inc. (100,000 shares at an exercise price of $1.26 per share and 100,000 shares at an exercise price of $2.26 per share), Brian S. Corbman (75,000 shares at an exercise price of $1.26 per share and 75,000 shares at an exercise price of $2.26 per share), and Tammer Fahmy (75,000 shares at an exercise price of $1.26 per share and 75,000 shares at an exercise price of $2.26 per share).

(3)

The registration fee is based upon the price at which the warrants may be exercised,

TABLE OF CONTENTS

PART I  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.

Plan Information.

1

Item 2.

Registrant Information and Employee Plan Annual Information.

1

PART II  INFORMATION REQUIRED IN REGISTRATION STATEMENT

2

Item 3.

Incorporation of Documents by Reference.

2

Item 4.

Description of Securities.

3

Item 5.

Interests of Named Experts and Counsel.

4

Item 6.

Indemnification of Officers and Directors.

4

Item 7.

Exemption from Registration Claimed.

4

Item 8.

Exhibits.

5

Item 9.

Undertakings.

5

SIGNATURES

6

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by Rule 428 under the Securities Act of 1933, as amended, this Registration Statement omits the information specified in Part I of Form S-8. The documents constituting Part I of this Registration Statement will be sent or given to shareholders subject to this Registration Statement as required by Rule 428(b).

The Registrant is not filing these documents with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

Item 1.

Plan Information.

Not required to be filed with this Registration Statement.

Item 2.

Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The following documents which have been filed with the U.S. Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference and made a part hereof:

(a)

The Registrant’s Annual Report on Form 10-KSB (File No. 000-50046) for the fiscal year ended December 31, 2004, filed with the Commission on April 16, 2005 and as amended and filed with the Commission on May 6, 2005;

(b)

The following reports filed pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 (the “Exchange Act”):

•

Form 10-QSB for the fiscal quarter ended June 30, 2005, filed with the Commission on August 25, 2005;

•

Form 8-K dated July 27, 2005, filed with the Commission on August 2, 2005;

•

Form 8-K dated July 15, 2005, filed with the Commission on July 19, 2005;

•

Post-Effective Amendment No. 5 to Form SB-2/A (File No. 333-115433), filed with the Commission on July 8, 2005;

•

Post-Effective Amendment No. 4 to Form SB-2/A (File No. 333-115433), filed with the Commission on June 22, 2005;

•

Form 8-K dated May 25, 2005, filed with the Commission on June 1, 2005;

•

Amendment No. 1 to Form 10-QSB for the fiscal quarter ended March 31, 2005, filed with the Commission on May 24, 2005

•

Form 10-QSB for the fiscal quarter ended March 31, 2005, filed with the Commission on May 23, 2005

•

Post-Effective Amendment No. 3 to Form SB-2/A (File No. 333-115433), filed with the Commission on May 10, 2005;

•

Form S-8, filed with the Commission on February 25, 2005 (Registration No. 333-123022);

•

Form 8-K/A dated January 19, 2005, amending the Form 8-K filed with the Commission on January 25, 2005, filed with the Commission on February 9, 2005;

•

Form 8-K dated April 15, 2004, filed with the Commission on February 9, 2005;

•

Form 8-K dated December 17, 2004, filed with the Commission on December 22, 2004;

•

Form 8-K dated November 19, 2004, filed with the Commission on November 26, 2004;

•

Form 10-QSB for the fiscal quarter ended September 30, 2004, filed with the Commission on November 18, 2004

•

Form 10-QSB for the fiscal quarter ended June 30, 2004, filed with the Commission on August 24, 2004;

•

Form 8-K dated August 2, 2004, filed with the Commission on August 5, 2004;

•

Form 8-K dated June 14, 2004, filed with the Commission on June 15, 2004;

•

Form 10-QSB for the fiscal quarter ended March 31, 2004, filed with the Commission on May 21, 2004;

•

Form 8-K dated April 28, 2004, filed with the Commission on May 4, 2004;

•

Form 8-K dated April 15, 2004, filed with the Commission on April 23, 2004;

•

Form 10-KSB for the fiscal year ended December 31, 2003, filed with the Commission on April 12, 2004; and

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.

Description of Securities.

Not applicable.

Item 5.

Interests of Named Experts and Counsel.

Item 601(b)(5) of Regulation S-K, promulgated under the Securities Act, requires persons filing a registration statement on Form S-8 to file as an exhibit an opinion of counsel as to the legality of the securities being registered. Sandro Sordi, Esq., General Counsel, Secretary and a Director of the Registrant, will pass upon the validity of the shares of the Registrant’s Common Stock registered pursuant to this Registration Statement on Form S-8. Anna Sordi, the wife of Sandro Sordi, owns 15,400,000 shares of Series A Convertible Preferred shares and has the right to convert these into 7,700,000 shares of Common Stock. Sandro Sordi disclaims beneficial ownership of these Series A Convertible Preferred shares.

Item 6.

Indemnification of Officers and Directors.

Pursuant to our bylaws, we will indemnify all of our officers and directors for such expenses and liabilities, in such manner, under such circumstances to such extent as permitted by the Florida Business Corporation Act, Section 607.0850, as amended. Unless otherwise approved by our board of directors, we will not indemnify any of our employees who are not otherwise entitled to indemnification pursuant to our bylaws.

Florida law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they will have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person has been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. Our Bylaws also contain provisions stating that no director will be liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) liability under Florida law (for unlawful payment of dividends, or unlawful stock purchases or redemptions) or (4) a transaction from which the director derived an improper personal benefit. The intention of the foregoing provisions is to eliminate the liability of our directors or our stockholders to the fullest extent permitted by Florida law.

Item 7.

Exemption from Registration Claimed.

Not applicable.

Item 8.

Exhibits.

5

Opinion of counsel as to the legality of the securities being registered hereby.

23.1

Consent of counsel (included in Exhibit 5 to this Registration Statement).

23.2

Consent of Independent Registered Public Accounting Firm (Rotenberg Meril Solomon Bertiger & Guttilla, P.C.)

23.3

Consent of Independent Registered Public Accounting Firm (Samuel Klein and Company)

24.

Powers of Attorney (included on signature page of this registration statement).

99.1

Consulting Agreement between Ardent Advisors, LLC and RS Group of Companies, Inc., as amended (incorporated by reference to Exhibit 99.1 to Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 25, 2005 (Registration No. 333-123022).

Item 9.

Undertakings.

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Toronto, Province of Ontario, Canada on October 6, 2005.

RS GROUP OF COMPANIES, INC.
By:	/s/ John Hamilton
Name: John Hamilton Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Hamilton and Sandro Sordi, Esq., and each of them, as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all instruments which said attorneys-in-fact and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules and regulations or requirements of the Securities Exchange Commission in connection with this registration statement, including any and all amendments, (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ John Hamilton John Hamilton	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	October 6, 2005
/s/ David Sanderson David Sanderson	Chief Financial Officer (Principal Financial and Accounting Officer)	October 6, 2005
/s/ Sandro Sordi Sandro Sordi	General Counsel, Secretary and Director	October 6, 2005

Signature	Title	Date

/s/Stephen Stonhill Stephen Stonhill	Director	October 6, 2005
/s/Charles Napper Charles Napper	Director	October 6, 2005

/s/ Albert Testa Albert Testa	Director	October 6, 2005
/s/ Michael Hillhouse Michael Hillhouse	Director	October 6, 2005

7